UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 27, 2021

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07:	Submission of Matters to a Vote of Security Holders

Horace Mann Educators Corporation’s Annual Meeting of Shareholders was held on May 26, 2021 (Annual Meeting). On the record date of March 30, 2021, there were 41,466,646 shares of Horace Mann Educators Corporation's common stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
	For	Against	Abstentions	Non-Votes
Proposal No. 1 -
Election of 10 Directors:
Mark S. Casady	39,225,997	104,154	2,288	536,344
Daniel A. Domenech	39,129,691	200,461	2,287	536,344
Perry G. Hines	39,299,166	30,786	2,487	536,344
Mark E. Konen	39,267,328	63,585	1,526	536,344
Beverley J. McClure	39,138,010	192,888	1,541	536,344
H. Wade Reece	39,124,553	206,359	1,527	536,344
Elaine A. Sarsynski	39,298,638	32,060	1,741	536,344
Robert Stricker	39,308,302	21,850	2,287	536,344
Steven O. Swyers	39,295,679	34,473	2,287	536,344
Marita Zuraitis	39,300,048	31,437	954	536,344

Proposal No. 2 -
Approve the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated	37,800,424	1,528,745	3,270	536,344

Proposal No. 3 -
Advisory Resolution to Approve Named Executive Officers’ Compensation	38,976,038	353,037	3,364	536,344

Proposal No. 4 -
Ratification of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2021	38,700,372	1,139,982	28,429	Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: May 27, 2021
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